UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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CAPNIA, INC.

(Name of Registrant as Specified In Its Charter)

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CAPNIA, INC.

1235 Radio Road, Suite 110

Redwood City, CA 94065

On April 20, 2016, Capnia, Inc., a Delaware corporation (“Company”), filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof. The Annual Meeting will be held at the Company’s principal executive office located at 1235 Radio Road, Suite 110, Redwood City, CA 94065 on Wednesday June 8, 2016, at 8:00 a.m., Pacific Time.

This amendment to the Proxy Statement is being filed with the SEC by the Company to correct a clerical error in the Proxy Statement with respect to executive compensation of the Company’s named executive officers set forth in the 2015 Summary Compensation Table, which inadvertently omitted the compensation awarded to or earned by the Company’s named executive officers during the year ended December 31, 2014.

The “2015 Summary Compensation Table” in the Proxy Statement, together with the paragraph immediately preceding the “2015 Summary Compensation Table”, is replaced in its entirety with the following:

The Summary Compensation Table below sets forth information regarding the compensation awarded to or earned by our named executive officers during the years ended December 31, 2015, and December 31, 2014.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	Stock Awards	Option awards(1)	Non-equity incentive plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Anish Bhatnagar Chief Executive Officer, President and Chief Operating Officer	2015	$435,156	$185,000	—	$570,100	—	—	$—	$1,190,256
	2014	$433,125	$0	—	$406,274	—	—	$—	$839,399
David D. O’Toole Senior Vice President, Chief Financial Officer	2015	$265,000	$47,950	—	$108,732	—	—	$—	$421,682
	2014	$121,212	$0	—	$122,539	—	—	$—	$243,751
Anthony Wondka Senior Vice President, Research & Development	2015	$262,375	$45,500	—	$111,476	—	—	$—	$419,351
	2014	$246,750	$0	—	$63,216	—	—	$—	$309,966

(1)	The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year ended December 31, 2015 or December 31, 2014, as applicable, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 6 and Note 9 to our financial statements included in this prospectus.

Except as described above, this amendment to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.